THE DREYFUS THIRD CENTURY FUND, INC.


                      ASSISTANT SECRETARY'S CERTIFICATE


I, Elba Vasquez, Vice President and Assistant Secretary of The Dreyfus Third Century Fund, Inc. (the "Fund"), hereby certify that set forth below is a copy of the resolution adopted by the Fund's Board members by Unanimous Written Consent dated June 15, 1998.

                                 RESOLUTIONS

RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

President and Treasurer                 Marie E. Connolly
Vice President and Secretary            Margaret W. Chambers
Vice President and Assistant Treasurer Richard W. Ingram Vice President and Assistant Treasurer Mary A. Nelson
Vice President and Assistant Treasurer  George A. Rio
Vice President and Assistant Treasurer Joseph F. Tower, III Vice President, Assistant Treasurer and Michael S. Petrucelli
     Assistant Secretary
Vice President, Assistant Treasurer and Stephanie Pierce
     Assistant Secretary
Vice President and Assistant Secretary Douglas C. Conroy Vice President and Assistant Secretary Christopher J. Kelley Vice President and Assistant Secretary Kathleen K. Morrissey Vice President and Assistant Secretary Elba Vasquez

; and it be further

RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrissey, Michael S. Petrucelli and Elba Vasquez, as the attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

IN WITNESS WHEREOF, I have hereunto signed by name and affixed seal of the Fund on September 25, 1998.


                              /s/ Elba Vasquez
                              Elba Vasquez
                              Vice President and Assistant Secretary